Exhibit 10.13

CABELA'S INCORPORATED
2004 STOCK PLAN
(as amended and restated effective December 11, 2012)

ARTICLE 1
PURPOSES

The purposes of the Plan are to foster and promote the long-term financial success of the Company and the Subsidiaries and materially increase stockholder value by (a) motivating superior performance by Participants, (b) providing Participants with an ownership interest in the Company, and (c) enabling the Company and the Subsidiaries to attract and retain the services of outstanding Employees upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.
ARTICLE 2
DEFINITIONS

2.1    Certain Definitions.    Capitalized terms used herein without definition shall have the respective meanings set forth below:
"Adjustment Event" means any dividend payable in capital stock, stock split, share combination, extraordinary cash dividend, liquidation, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event affecting the Common Stock.
"Affiliate" means, with respect to any person, any other person controlled by, controlling or under common control with, such person.
"Alternative Award" has the meaning given in Section 8.4.
“Annual Options” has the meaning given in Section 5.6.
“Automatic Non-Employee Director Options” has the meaning given in Section 5.6.
"Award" means any Option, Stock Appreciation Right, Automatic Non-Employee Director Option, Performance Stock, Performance Unit, Restricted Stock or Restricted Stock Unit granted pursuant to the Plan, including an Award combining two or more types in a single grant.
"Award Agreement" means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee pursuant to the Plan.
"Board" means the Board of Directors of the Company.
"Cabela Family" means the class composed of Richard Cabela and James Cabela, their respective spouses and lineal descendants, any trust established for the benefit of any one or more of said persons and any entity where 50% or more of the combined voting power is owned by any one or more of said persons.
“Canadian Participant” shall mean a Participant who is an Employee who exercises his or her employment duties primarily in Canada or who is resident in Canada for purposes of the Income Tax Act (Canada).
"Cause" means, except as otherwise defined in an Award Agreement, with respect to any Participant (as determined by the Committee in its sole discretion) (i) the continued and willful failure of the Participant substantially to perform the duties of his or her employment for the Company or any Subsidiary (other than any such failure due to the Participant's Disability); (ii) the Participant's engaging in willful or serious misconduct that has caused or could reasonably be expected to result in material injury to the Company or any of its Subsidiaries or Affiliates, including, but not limited to by way of damage to the Company's, a Subsidiary's or an Affiliate’s reputation or public standing; (iii) the Participant's conviction of, or entering a plea of guilty or nolo contendere to, a crime constituting a felony; or (iv) the Participant's material violation or breach of any statutory or common law duty of loyalty to the Company or any Subsidiary, the Company's or any Subsidiary's code of conduct or ethics or other Company or Subsidiary policy or rule or the material breach by the Participant of any of his or her obligations under any written covenant or agreement with the Company or any of its Subsidiaries or Affiliates; provided that, with respect to any Participant who is a party to an employment agreement with the Company or any Subsidiary, "Cause" shall have the meaning, if any, specified in such Participant's employment agreement.
"Change in Control" means, except as otherwise defined in an Award Agreement, the date on which any of the following events occurs:
a.    a change in the ownership of the Company, which occurs on the date on which any one person, or more than one person acting as a "group" (as defined in Section 13(d) of the Exchange Act), other than the Company, the Subsidiaries, any employee benefit plan of the Company or the Subsidiaries or the Cabela's Family, acquires ownership of stock of the Company that, together with stock held by such person or group constitutes more than fifty percent (50%) of the total voting power of the stock of the Company.
b.    a change in the effective control of the Company, which occurs on the date on which a majority of the members of the Company's Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election, but only if no other corporation is a majority shareholder of the Company.
c.    a change in the ownership of a substantial portion of the assets of the Company, which occurs on the date on which any one person, or more than one person acting as a "group" (as defined in Section 13(d) of the Exchange Act), other than an Affiliate, acquires assets from the Company that have a total gross fair market value of more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition, taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition by such person or group.
The determination of a Change in Control shall be based on objective facts and in accordance with the requirements of Code Section 409A.
    "Change in Control Price" means the price per share offered in conjunction with any transaction resulting in a Change in Control on a fully-diluted basis (as determined in good faith by the Committee as constituted before the Change in Control, if any part of the offered price is payable other than in cash).
"Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
"Code Section 409A" means Section 409A of the Code, and the Regulations and other guidance issued thereunder.
"Committee" means the Compensation Committee of the Board.
"Common Stock" means the Class A Common Stock of the Company.
"Company" means Cabela's Incorporated, a Delaware corporation, and any successor thereto.
"Confidentiality and Noncompetition Agreement" means a restrictive agreement required to be entered into by a Participant as a condition to receipt of an Award and which may include covenants covering confidentiality, noncompetition, nonsolicitation, noninterference, proprietary matters and such other matters as may be determined by the Committee.
“Consultant” means (a) with respect to a Canadian Participant, a person, other than an employee, Executive Officer, or director of the Company or a Subsidiary, that: (i) is engaged to provide services to the Company or a Subsidiary, other than services provided in relation to a distribution; (ii) provides the services under a written contract with the Company or a Subsidiary; and (iii) spends or will spend a significant amount of time and attention on the affairs and business of the Company or a Subsidiary and includes, for an individual Consultant, a corporation of which the individual Consultant is an employee or shareholder, and a partnership of which the individual Consultant is an employee or partner and for a Consultant that is not an individual, an employee, Executive Officer, or director of the Consultant, provided that the individual employee, Executive Officer, or director spends or will spend a significant amount of time and attention on the affairs and business of the Company or a Subsidiary, or (b) with respect to any other Participant, any natural person who provides bona fide consulting or advisory services to the Company or its Affiliates pursuant to a written agreement, which are not in connection with the offer and sale of securities in a capital-raising transaction, and do not, directly or indirectly, promote or maintain a market for the Company’s or its Affiliates’ securities.
"Disability" means that a Participant either (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident or health plan covering employees of the Company. The Committee's reasoned and good faith judgment of Disability shall be final, binding and conclusive, and shall be based on such competent medical evidence as shall be presented to it by such Participant and/or by any physician or group of physicians or other competent medical expert employed by the Participant or the Company to advise the Committee.
"Dividend Equivalents" means an amount equal to any dividends and distributions paid by the Company with respect to the number of shares of Common Stock subject to an Award.
"Employee" means any individual who is considered an employee of the Company or any Subsidiary or any Consultant. For purposes of the Plan, references to employment shall also mean an independent contractor relationship.
"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.
“Executive Officer” means (a) with respect to a Canadian Participant, an individual who is: (i) a chair, vice-chair or president; (ii) a vice-president in charge of a principal business unit, division or function including sales, finance or production; or (iii) performing a policy-making function in respect of the Company or a Subsidiary, or (b) with respect to any other Participant, the Company’s principal Executive Officer, president, principal financial officer, principal accounting officer, principal operating officer, or any person performing similar functions, as well as any other individual employed by or providing services to the Company or any Affiliate who is designated by the Board from time to time as an “Executive Officer” for purposes of Section 16 of the Exchange Act.
“Fair Market Value” means, unless otherwise defined in an Award Agreement, as of any date, the closing price of one share of Common Stock on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of Common Stock are traded or quoted at the relevant time) on the trading day on the date as of which such Fair Market Value is determined. If there are no Common Stock transactions reported on the New York Stock Exchange (or on such other exchange or system as described above) on such date, Fair Market Value shall mean the closing price for a share of Common Stock on the immediately preceding day on which Common Stock transactions were so reported.
“Initial Option” has the meaning given in Section 5.6.

"IPO Date" means the first trading day on or after the date on which the Securities and Exchange Commission declares effective a Registration Statement on Form S-1 filed by the Company for an underwritten public offering of Common Stock.
"ISOs" has the meaning given in Section 5.1.
“Mature Shares” means previously-acquired shares of Common Stock for which the Participant has good title, free and clear of all liens and encumbrances, and which such Participant either (i) has held for at least 6 months or (ii) has purchased on the open market.
"New Employer" means a Participant's employer, or the parent or a subsidiary of such employer, immediately following a Change in Control.
“Non-Employee Director” means a director of the Company who is not an employee of the Company or of any Subsidiary.
"NSOs" has the meaning given in Section 5.1.
"Option" means the right granted to a Participant pursuant to the Plan to purchase a stated number of shares of Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either an ISO or a NSO.
"Participant" means any Employee or Non-Employee Director designated by the Committee (or its delegate) to receive an Award under the Plan.
"Performance Period" means the period, as determined by the Committee, during which the performance of the Company, any Subsidiary, any business unit or division and any individual is measured to determine whether and the extent to which the applicable performance measures have been achieved.
"Performance Stock" means a grant of a stated number of shares of Common Stock to a Participant under the Plan that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to the continuous employment of the Participant through the applicable Performance Period.
"Performance Unit" means a Participant's contractual right to receive a stated number of shares of Common Stock or, if provided by the Committee on the grant date, cash equal to the Fair Market Value of such shares of Common Stock, under the Plan at a specified time that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to the continuous employment of the Participant through the applicable Performance Period.
“Permitted Transferee” means, (a) with respect to a Canadian Participant that is an employee, Executive Officer, director or Consultant of the Company or a Subsidiary: (i) a trustee, custodian or administrator acting on behalf of, or for the benefit of the person; (ii) a holding entity of the person; (iii) a RRSP, RRIF or a TFSA of the person; (iv) a spouse of the person; (v) a trustee, custodian or administrator acting on behalf of, or for the benefit of the spouse of the person; (vi) a holding entity of the spouse of the person; or (vii) a RRSP, RRIF or TFSA of the spouse of the person, or (b) with respect to any other Participant, the Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.
"Plan" means this Cabela's Incorporated 2004 Stock Plan, as the same may be amended from time to time.

“Regulations” means the regulations of the United States Department of the Treasury pertaining to the federal income tax, as from time to time in force.
"Restricted Stock" means a grant of a stated number of shares of Common Stock to a Participant under the Plan that is forfeitable by the Participant until the completion of a specified period of future service, or until otherwise determined by the Committee or in accordance with the Plan.
"Restricted Stock Unit" means a Participant's contractual right to receive a stated number of shares of Common Stock or, if provided by the Committee on the grant date, cash equal to the Fair Market Value of such shares of Common Stock, under the Plan at the end of a specified period of time that is forfeitable by the Participant until the completion of a specified period of future service, or until otherwise determined by the Committee or in accordance with the Plan.
"Restriction Period" means the period, as determined by the Committee, during which any Performance Stock, Performance Units, Restricted Stock or Restricted Stock Units, as the case may be, are subject to forfeiture and/or restriction on transfer pursuant to the terms of the Plan.
"Retirement" means, except as otherwise defined in an Award Agreement, a Participant's retirement from active employment with the Company and any Subsidiary at or after such Participant attains age 65, or age 55 with 10 years of service to the Company or any Subsidiary.
“RRIF” means a registered retirement income fund as defined in the Income Tax Act (Canada).
“RRSP” means a registered retirement savings plan as defined in the Income Tax Act (Canada).
"Stock Appreciation Right" means, with respect to shares of Common Stock, the right to receive a payment from the Company in cash and/or shares of Common Stock equal to the product of (i) the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over a specified price fixed by the Committee on the grant date, multiplied by (ii) a stated number of shares of Common Stock.
"Subsidiary" means any corporation in which the Company owns, directly or indirectly, stock representing 50% or more of the combined voting power of all classes of stock entitled to vote, and any other business organization, regardless of form, in which the Company possesses, directly or indirectly, 50% or more of the total combined equity interests in such organization.
“Ten Percent Holder” has the meaning given in Section 5.2.
“TFSA” means a tax-free savings account as described in the Income Tax Act (Canada).
2.2    Gender and Number.    Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.
ARTICLE 3
POWERS OF THE COMMITTEE

3.1    Eligibility and Participation.    Participants in the Plan shall be those Employees designated by the affirmative action of the Committee (or its delegate) to participate in the Plan. Non-Employee Directors shall only be eligible to participate in the Plan in accordance with Section 5.6.
3.2    Power to Grant and Establish Terms of Awards.    Subject to Code Section 409A, other applicable laws, and the terms of the Plan, the Committee shall have the discretionary authority to determine the Employees to whom Awards shall be granted, the type or types of Awards to be granted and the terms and conditions of any and all Awards including, without limitation, the number of shares of Common Stock subject to an Award, the time or times at which Awards shall be granted, the terms and conditions of applicable Award Agreements and, if required by the

Committee as a condition to an Award, the form and substance of any Confidentiality and Noncompetition Agreements. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award, and for the same Participant for each Award such Participant may receive, whether or not granted at the same or different times.
3.3    Administration.    The Committee shall be responsible for the administration of the Plan. Any Awards granted by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine, in its sole discretion. The Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes. Any determination, interpretation or other action made or taken (including any failure to make any determination or interpretation, or take any other action) by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons and shall be given deference in any proceeding with respect thereto.
3.4    Delegation by the Committee.    All of the powers, duties and responsibilities of the Committee specified herein may, to the fullest extent permitted by applicable law, be exercised and performed by a committee of two or more Company employees, which shall include the Company's Chief Executive Officer, to the extent authorized by the Committee to exercise and perform such powers, duties and responsibilities; provided that, the Committee shall not delegate its authority with respect to the compensation of any "officer" within the meaning of Rule 16(a)-1(f) promulgated under the Exchange Act or any "covered employee" within the meaning of Section 162(m)(3) of the Code (or any person who, in the Committee’s judgment, is likely to be a “covered employee” at any time during the period an Award hereunder to such person would be outstanding).
3.5    Performance-Based Compensation.    Notwithstanding anything to the contrary contained in the Plan, to the extent the Committee determines on the grant date that an Award shall qualify as "other performance based compensation" within the meaning of Section 162(m)(4) of the Code, the Committee shall not exercise any subsequent discretion otherwise authorized under the Plan with respect to such Award if the exercise of the Committee's discretion would cause such award to fail to qualify as "other performance based compensation."
3.6    Participants Based Outside the United States.    Notwithstanding anything to the contrary herein, the Committee, in order to conform with provisions of local laws and regulations in foreign countries in which the Company or its Subsidiaries operate, shall have sole discretion to (i) modify the terms and conditions of Awards granted to Participants employed outside the United States, (ii) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations, and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any subplan established hereunder.
ARTICLE 4
STOCK SUBJECT TO PLAN
4.1    Number.    Subject to the provisions of this Article 4, the maximum number of shares of Common Stock available for Awards under the Plan and issuable in respect of outstanding awards granted shall not exceed 10,002,500 shares of Common Stock. The shares of Common Stock to be delivered under the Plan may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued shares of Common Stock, not reserved for any other purpose.
4.2    Canceled, Terminated, or Forfeited Awards, etc.    Shares subject to any Award granted hereunder that for any reason are canceled, terminated, forfeited, or otherwise settled without the issuance of Common Stock after the effective date of the Plan shall again be available for grant under the Plan, subject to the maximum limitation specified in Section 4.1. Without limiting the generality of this Section 4.2, (i) shares of Common Stock withheld by the Company to satisfy any withholding obligation of a Participant pursuant to Section 11.4 shall not reduce the maximum share limitation specified in Section 4.1 and shall again be available for grant under the Plan, (ii) shares of Common Stock tendered by a Participant to pay the exercise price of any Options shall not reduce the maximum share limitation specified in Section 4.1 and shall again be available for grant under the Plan, and (iii) shares of Common Stock issued in connection with Awards that are assumed, converted or substituted pursuant to an Adjustment Event or Change in Control (i.e., Alternative Awards) will not further reduce the maximum share limitation specified in Section 4.1. For purposes of this Article 4, if a Stock Appreciation Right is granted in tandem with an Option so that only one may be exercised with the other being surrendered on such exercise in accordance with Section 5.7, the number of Shares subject to the tandem Option and Stock Appreciation Right award shall only be taken into account once (and not as to both awards).
4.3    Individual Award Limitations.    Subject to the provisions of Section 4.4, the following individual Award limits shall apply:
a.    During any 36-month period, no Participant shall receive Options or Stock Appreciation Rights covering more than 734,000 shares of Common Stock; and
b.    During any 36-month period, no Participant shall receive any Awards that are subject to performance measures covering more than 734,000 shares of Common Stock; provided that this number of shares of Common Stock shall be proportionately adjusted on a straight-line basis for Performance Periods of shorter or longer duration, not to exceed five years.
4.4    Adjustment in Capitalization.    In the event of any Adjustment Event affecting the Common Stock such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under the Plan, then the Committee shall, in such manner as the Committee shall deem equitable, adjust any or all of (i) the number and kind of shares which thereafter may be awarded or optioned and sold under the Plan (including, without limitation, adjusting any limits on the number and types of Awards that may be made under the Plan), (ii) the number and kind of shares subject to each Automatic Non-Employee Director Option to be granted to Non‑Employee Directors pursuant to Section 5.6, but only with respect to Adjustment Events occurring subsequent to the IPO Date, (iii) the number and kind of shares subject to outstanding Awards, and (iv) the grant, exercise or conversion price with respect to any Award. In addition, the Committee may make provisions for a cash payment to a Participant or a person who has an outstanding Award. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. The number of shares of Common Stock subject to any Award shall be rounded to the nearest whole number. Any such adjustment shall be consistent with Sections 424, 409A and 162(m) of the Code to the extent the Awards subject to adjustment are subject to such Sections of the Code.
ARTICLE 5
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
5.1    Grant.    At such time or times as shall be determined by the Committee, Options may be granted to Participants other than Non-Employee Directors; provided, however, that prior to the IPO Date, Options may be granted to Non-Employee Directors. Options pursuant to this Plan may be of two types: (i) "incentive stock options" within the meaning of Section 422 of the Code ("ISOs") and (ii) non-statutory stock options ("NSOs"), which are not ISOs. The grant date of an Option under the Plan will be the date on which the Option is awarded by the Committee or such other future date as the Committee shall determine in its sole discretion. Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which the Option or any portion thereof shall become vested or exercisable, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. For the avoidance of doubt, ISOs may only be granted to Employees who are treated as common law employees of the Company or any Subsidiary Corporation (as defined in Section 424(f) of the Code). To the extent that the aggregate Fair Market Value (determined on the date the Option is granted) of shares of Common Stock with respect to which Options designated as ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in Section 424 of the Code) exceed the amount (currently $100,000) established by the Code, such options shall constitute NSOs.

5.2    Exercise Price.    Each Option granted pursuant to the Plan shall have an exercise price per share of Common Stock determined by the Committee; provided that such per share exercise price of any Option may not be less than the Fair Market Value of one share of Common Stock on the date the Option is granted; provided further, that if an ISO shall be granted to any person who, at the time such Option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a “Ten Percent Holder”), the per share exercise price shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an ISO.
5.3    Exercisability.    Each Option awarded to a Participant under the Plan shall become exercisable based on the performance of a minimum period of service or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date. No Option shall be exercisable on or after the tenth anniversary of its grant date; provided that if an ISO shall be granted to a Ten Percent Holder, such ISO shall not be exercisable on or after the fifth anniversary of its grant date. Except as otherwise provided in the Plan, the applicable Award Agreement or as determined by the Committee at or after the grant date, after becoming exercisable each installment of an Option shall remain exercisable until expiration, termination or cancellation of the Option and, until such time, may be exercised from time to time in whole or in part, up to the total number of shares of Common Stock with respect to which it is then exercisable.
5.4    Payment.    The Committee shall establish procedures governing the exercise of Options, which procedures shall generally require that written notice of exercise thereof be given and that the exercise price thereof be paid in full at the time of exercise (i) in cash or cash equivalents, including by personal check, or (ii) in accordance with such other procedures or in such other forms as the Committee shall from time to time determine. The exercise price of any Options exercised may be paid in full or in part in the form of Mature Shares, based on the Fair Market Value of such Mature Shares on the date of exercise, subject to such rules and procedures as may be adopted by the Committee. As soon as practicable after receipt of a written exercise notice and payment of the exercise price in accordance with this Section 5.4, the Company shall deliver to the Participant a certificate or certificates representing the shares of Common Stock acquired upon the exercise thereof, bearing appropriate legends if applicable.
5.5    Prohibition Against Repricing and Buyouts. Notwithstanding any provision in this Plan to the contrary and subject to Section 4.4, the Board and the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or Stock Appreciation Right or to grant any new Options or Stock Appreciation Rights with a lower exercise price in substitution for or upon the cancellation of Options or Stock Appreciation Rights previously granted without the affirmative vote of a majority of the voting power of the shares of capital stock of the Company represented at a meeting in which such action is considered for approval. Any such reduction of exercise price or regranting of such Options, as the case may be, shall be made in compliance with Section 1.409A(b)(5)(v) of the Regulations so as not to be treated as providing for the deferral of compensation. Notwithstanding any provision in this Plan to the contrary and subject to Section 4.4, the Board and the Committee shall not, at any time when the exercise price of a Stock Option or Stock Appreciation Right is above the Fair Market Value of one share of Common Stock, have the power to offer to purchase any such Option or Stock Appreciation Right for a payment in cash in substitution for or upon the cancellation of such Options or Stock Appreciation Rights previously granted without the affirmative vote of a majority of the voting power of the shares of capital stock of the Company represented at a meeting in which such action is considered for approval.
5.6    Automatic Grants of Options to Non-Employee Directors. From and after and subject to the occurrence of the IPO Date, the Company shall grant NSOs to Non-Employee Directors pursuant to this Section 5.6, which grants shall be automatic and nondiscretionary and otherwise subject to the terms and conditions set forth in this Section 5.6 and the terms of the Plan including Section 4.4 (“Automatic Non-Employee Director Options”). Each Non-Employee Director shall be automatically granted a NSO to purchase 5,000 shares of Common Stock (an “Initial Option”) on the date the Non-Employee Director first joins the Board, and thereafter shall be automatically granted a NSO to purchase 5,000 shares of Common Stock (the “Annual Options”) on the date immediately following the Company’s annual meeting of stockholders beginning with the annual meeting in 2005; provided, however, that he or she is then a director of the Company and, provided, further, that as of such date, such director shall have served on the Board for at least the preceding six (6) months.

The term of each Automatic Non-Employee Director Option shall be eight (8) years. The option price per share of Common Stock purchasable under an Automatic Non-Employee Director Option shall be 100% of the Fair Market Value of the Common Stock on the date of grant. Each Automatic Non-Employee Director Option shall vest on the anniversary of the date of grant. Unless otherwise determined by the Committee at or after the grant date, if a Non-Employee Director ceases to be a member of the Board for any reason, the Non-Employee Director (or the Non-Employee Director’s beneficiary or legal representative) may exercise any Automatic Non-Employee Director Options that are exercisable on the date of the Non-Employee Director ceases to be a member of the Board until the expiration of the term of such Automatic Non-Employee Director Options. Any Automatic Non-Employee Director Options that are not then exercisable shall be forfeited and canceled as of the date the Non-Employee Director ceases to be a member of the Board.
In the event that the number of shares of Common Stock available for grant under the Plan is not sufficient to accommodate the Automatic Non-Employee Director Options, then the remaining shares of Common Stock available for Automatic Non-Employee Director Options shall be granted to Non‑Employee Directors on a pro-rata basis. No further grants shall be made until such time, if any, as additional shares of Common Stock become available for grant under the Plan through action of the Board and/or the stockholders of the Company to increase the number of shares of Common Stock that may be issued under the Plan or through cancellation or expiration of Awards previously granted hereunder.
5.7    Stock Appreciation Rights.
a.    Grant.    Stock Appreciation Rights may be granted to Participants other than Non-Employee Directors at such time or times as shall be determined by the Committee. Stock Appreciation Rights may be granted in tandem with Options which, unless otherwise determined by the Committee at or after the grant date, shall have substantially similar terms and conditions to such Options to the extent applicable, or may be granted on a freestanding basis, not related to any Option. The grant date of any Stock Appreciation Right under the Plan will be the date on which the Stock Appreciation Right is awarded by the Committee or such other future date as the Committee shall determine in its sole discretion; provided that the grant date of any Stock Appreciation Right granted in tandem with an ISO shall be the same date that the ISO is awarded. No Stock Appreciation Right shall be exercisable on or after the tenth anniversary of its grant date. Stock Appreciation Rights shall be evidenced in writing, whether as part of the Award Agreement governing the terms of the Options, if any, to which such Stock Appreciation Right relates or pursuant to a separate Award Agreement with respect to freestanding Stock Appreciation Rights, in each case, containing such provisions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters.
b.    Exercise.    Stock Appreciation Rights awarded to a Participant under the Plan shall become exercisable based on the performance of a minimum period of service or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date; provided that, except as otherwise provided in this Plan, no Stock Appreciation Right shall become exercisable prior to a Participant's completion of one year of service for the Company or any Subsidiary. Stock Appreciation Rights that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares of Common Stock, and may be exercised only with respect to the shares of Common Stock for which the related Option is then exercisable.
c.    Settlement.    Subject to Section 11.4, upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment in the form, determined by the Committee, of cash or shares of Common Stock having a Fair Market Value equal to such cash amount, or a combination of shares of Common Stock and cash having an aggregate value equal to such amount, determined by multiplying:
i.    any increase in the Fair Market Value of one share of Common Stock on the exercise date over the price fixed by the Committee on the grant date of such Stock Appreciation Right, which may not be less than the Fair Market Value of a share of Common Stock on the grant date of such

Stock Appreciation Right (except if awarded in tandem with a NSO but after the grant date of such NSO, then not less than the exercise price of such NSO), by
ii.    the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised; provided, however, that on the grant date, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a Stock Appreciation Right.
5.8    Termination of Employment.
a.    Due to Death or Disability.    Unless otherwise determined by the Committee at or after the grant date, if a Participant's employment terminates by reason of such Participant's death or Disability, any Option or Stock Appreciation Right granted to such Participant shall become fully vested and immediately exercisable in full and may be exercised by the Participant (or the Participant's beneficiary or legal representative) until the earlier of (i) the twelve-month anniversary of the date of such termination, and (ii) the expiration of the term of such Option or Stock Appreciation Right.
b.    Due to Retirement.    Unless otherwise determined by the Committee at or after the grant date, if a Participant's employment terminates due to his or her Retirement, the Participant (or the Participant's beneficiary or legal representative) may exercise any Options and Stock Appreciation Rights that are exercisable on the date of his or her Retirement until the earlier of (i) the twelve-month anniversary following the date of the Participant's Retirement, and (ii) the expiration of the term of such Options or Stock Appreciation Rights. Any Options and Stock Appreciation Rights that are not then exercisable upon the Participant’s Retirement shall be forfeited and canceled as of the date of such termination.
c.    For Cause.    If a Participant's employment is terminated by the Company or any Subsidiary for Cause (or if, following the date of termination of the Participant's employment for any reason, the Committee determines that circumstances exist such that the Participant's employment could have been terminated for Cause), any Options and Stock Appreciation Rights granted to such Participant, whether or not then exercisable, shall be immediately forfeited and canceled as of the date of such termination.
d.    For Any Other Reason.    Unless otherwise determined by the Committee at or after the grant date, if a Participant's employment is terminated for any reason other than one described in Section 5.8(a), (b) or (c), the Participant may exercise any Options and Stock Appreciation Rights that are exercisable on the date of such termination until the earlier of (i) the 90th day following the date of such termination, and (ii) the expiration of the term of such Options or Stock Appreciation Rights. Any Options and Stock Appreciation Rights that are not exercisable upon termination of a Participant's employment shall be forfeited and canceled as of the date of such termination.
5.9    Committee Discretion.    Notwithstanding anything to the contrary contained in this Article 5, the Committee may, subject to the provisions of Code Section 409A, at or after the date of grant, accelerate or waive any conditions to the exercisability of any Option or Stock Appreciation Right or Automatic Non-Employee Director Options granted under the Plan, and may permit all or any portion of any such Option or Stock Appreciation Right or Automatic Non-Employee Director Option to be exercised following the termination of a Participant’s employment, or the failure of a Participant to remain a member of the Board, for any reason on such terms and subject to such conditions as the Committee shall determine. The forgoing notwithstanding, the Committee may not extend the term of any Option or Stock Appreciation Right or Automatic Non-Employee Director Option.

ARTICLE 6
PERFORMANCE STOCK AND PERFORMANCE UNITS

6.1    Grant.    Performance Stock may be granted to Participants other than Non-Employee Directors and Canadian Participants at such time or times as shall be determined by the Committee. Performance Units may be granted to Participants other than Non-Employee Directors at such time or times as shall be determined by the Committee. The grant date of any Performance Stock or Performance Units under the Plan will be the date on which such Performance Stock or Performance Units are awarded by the Committee or on such other future date as the Committee shall determine in its sole discretion. Performance Stock and Performance Units shall be evidenced by an Award Agreement that shall specify the number of shares of Common Stock to which the Performance Stock and the Performance Units pertain, the Restriction Period, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. No shares of Common Stock will be issued at the time an Award of Performance Units is made, and the Company shall not be required to set aside a fund for the payment of any such Award.
6.2    Vesting.
a.    In General.    Performance Stock and Performance Units granted to a Participant under the Plan shall be subject to a Restriction Period, which shall lapse upon the attainment of specified performance objectives or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date. No later than the 90th day after the applicable Performance Period begins (or such other date as may be required or permitted under Section 162(m) of the Code, if applicable), the Committee shall establish the performance objectives upon which the Restriction Period shall lapse.
b.    Performance Objectives.    Any such performance objectives will be based upon the relative or comparative achievement of one or more of the following criteria: (i) earnings before or after taxes, interest, depreciation, and/or amortization; (ii) net earnings (before or after taxes); (iii) net income (before or after taxes); (iv) operating income before or after depreciation and amortization (and including or excluding capital expenditures); (v) operating income (before or after taxes); (vi) operating profit (before or after taxes); (vii) book value; (viii) earnings per share (before or after taxes); (ix) market share; (x) return measures (including, but not limited to, return on capital, invested capital, assets, equity); (xi) margins; (xii) share price (including, but not limited to, growth measures and total shareholder return); (xiii) comparable or same store sales; (xiv) sales or product volume growth; (xv) productivity improvement or operating efficiency; (xvi) costs or expenses; (xvii) shareholders’ equity; (xviii) revenues or sales; (xix) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (xx) revenue-generating unit-based metrics; (xxi) expense targets; (xxii) individual performance objectives; (xxiii) working capital targets; (xxiv) measures of economic value added; (xxv) inventory control; or (xxvi) enterprise value.
c.    Special Rules Relating to Performance Objectives.    Performance objectives may be established on an individual or a Company-wide basis or with respect to one or more Company business units or divisions, or Subsidiaries; and either in absolute terms, relative to the performance of one or more similarly situated persons or companies, or relative to the performance of an index covering a peer group of companies. When establishing performance objectives for the applicable Performance Period, the Committee may exclude any or all "extraordinary items" as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes, and as identified in the Company's financial statements, notes to the Company's financial statements or management's discussion and analysis of financial condition and results of operations contained in the Company's most recent annual report filed with the U.S. Securities and Exchange Commission pursuant to the Exchange Act.
d.    Certification of Attainment of Performance Objectives.    The Restriction Period with respect to any Performance Stock or Performance Units shall lapse upon the written certification by the Committee that the performance objective or objectives for the applicable Performance Period have been attained. The Committee may provide at the time of grant that if the performance objective or objectives are attained in part, the Restriction Period with respect to a specified portion (which may be zero) of any Performance Stock or Performance Units will lapse.
e.    Newly Eligible Participants.    Notwithstanding anything in this Article 6 to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive an Award of Performance Stock or Performance Units after the commencement of a Performance Period.
6.3    Additional Provisions Relating to Performance Stock.
a.    Restrictions on Transferability.    Except as provided in Section 11.1 or in an Award Agreement, no Performance Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the lapse of the Restriction Period. Thereafter, Performance Stock may only be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable securities laws, the Award Agreement and any other agreement to which the Performance Stock is subject. The Committee shall require that any stock certificates evidencing any Performance Stock be held in the custody of the Secretary of the Company until the applicable Restriction Period lapses, and that, as a condition of any grant of Performance Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the shares of Common Stock covered by such Award. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Performance Stock or any interest therein or any rights relating thereto without complying with the provisions of the Plan, including this Section 6.3, shall be void and of no effect.
b.    Legend.    Each certificate evidencing shares of Common Stock subject to an Award of Performance Stock shall be registered in the name of the Participant holding such Performance Stock and shall bear the following (or similar) legend:
"THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE CABELA'S INCORPORATED 2004 STOCK PLAN AND THE RELATED AWARD AGREEMENT AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH SUCH PLAN AND AWARD AGREEMENT, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY."
c.    Rights as a Stockholder.    Unless otherwise determined by the Committee at or after the grant date, a Participant holding outstanding Performance Stock shall be entitled to (i) receive all dividends and distributions paid in respect of the shares of Common Stock underlying such Award; provided that, if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares and other securities shall be subject to the same Restriction Period and other restrictions as apply to the Performance Stock with respect to which they were paid, and (ii) exercise full voting rights and other rights as a stockholder with respect to the shares of Common Stock underlying such Award during the period in which such shares remain subject to the Restriction Period.
6.4    Additional Provisions Relating to Performance Units.
a.    Restrictions on Transferability.    Unless and until the Company issues a certificate or certificates to a Participant for shares of Common Stock in respect of his or her Award of Performance Units, no Performance Units may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated. Upon issuance of such certificate or certificates and if such shares of Common Stock remain subject to the Restriction Period, such shares shall be subject to the provisions of Section 6.3 until the lapse of the Restriction Period. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Performance Units or any interest therein or any rights relating thereto without complying with the provisions of the Plan, including this Section 6.4, shall be void and of no effect.

b.    Rights as a Stockholder.    The Committee shall determine whether and to what extent Dividend Equivalents will be credited to the account of, or paid currently to, a Participant receiving an Award of Performance Units. Unless otherwise determined by the Committee at or after the grant date, (i) any cash Dividend Equivalents credited to the Participant's account shall be deemed to have been invested in additional Performance Units on the record date established for the related dividend or distribution in an amount equal to the greatest whole number which may be obtained by dividing (A) the value of such dividend or distribution on the record date by (B) the Fair Market Value of one share of Common Stock on such date, and such additional Performance Units shall be subject to the same terms and conditions as are applicable in respect of the Performance Units with respect to which such Dividend Equivalents were payable, and (ii) if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares of Common Stock and other securities shall be subject to the same Restriction Period and other restrictions as apply to the Performance Units with respect to which they were paid. Unless and until the Company issues a certificate or certificates to a Participant for shares of Common Stock in respect of his or her Award of Performance Units, or otherwise determined by the Committee at or after the grant date, a Participant holding outstanding Performance Units shall not be entitled to exercise any voting rights and any other rights as a stockholder with respect to the shares of Common Stock underlying such Award.
c.    Settlement of Performance Units.    Unless the Committee determines otherwise at or after the grant date, as soon as reasonably practicable after, but no later than sixty (60) days following, the lapse of the Restriction Period with respect to any Performance Units then held by a Participant, the Company shall issue to the Participant a certificate or certificates for the shares of Common Stock underlying such Performance Units (plus additional shares of Common Stock for each Performance Unit credited in respect of Dividend Equivalents) or, if the Committee so determines in its sole discretion, an amount in cash equal to the Fair Market Value of such shares of Common Stock.
6.5    Termination of Employment.
a.    Due to Death, Disability or Retirement.    Unless otherwise determined by the Committee at or after the grant date, if a Participant's employment terminates by reason of such Participant's death, Disability, or Retirement, the Restriction Period on all of the Participant's Performance Stock and Performance Units shall lapse only to the extent that the applicable performance objectives (pro rated through the date of termination) have been achieved through the date of termination. Any Performance Stock and Performance Units for which the Restriction Period has not then lapsed shall be forfeited and canceled as of the date of such termination.
b.    For Any Other Reason.    Unless otherwise determined by the Committee at or after the grant date, if a Participant's employment is terminated for any reason other than one described in Section 6.5(a), any Performance Stock and Performance Units granted to such Participant shall be immediately forfeited and canceled as of the date of such termination of employment regardless of whether or not the Participant is entitled to notice of termination under statute, contract, the common law, in equity, or pursuant to an order of a court or tribunal. Notwithstanding the foregoing, the Canadian Participant’s continued participation and rights under the Plan following the date of the Canadian Participant’s termination of active services shall not be less than the statutory minimum under the applicable employment standards legislation.
ARTICLE 7
RESTRICTED STOCK AND RESTRICTED STOCK UNITS
7.1    Grant.    Restricted Stock may be granted to Participants other than Non-Employee Directors and Canadian Participants at such time or times as shall be determined by the Committee. Restricted Stock Units may be granted to Participants other than Non-Employee Directors at such time or times as shall be determined by the Committee. The grant date of any Restricted Stock or Restricted Stock Units under the Plan will be the date on which such Restricted Stock or Restricted Stock Units are awarded by the Committee or on such other future date as the Committee shall determine in its sole discretion. Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the number of shares of Common Stock to which the Restricted Stock and the Restricted Stock Units pertain, the Restriction Period and such terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. No shares of Common Stock will be issued at the time an Award of Restricted Stock Units is made and the Company shall not be required to set aside a fund for the payment of any such Award.
7.2    Vesting.    Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be subject to a Restriction Period, which shall lapse upon the performance of a minimum period of service, or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date; provided that, except as otherwise provided in this Plan, the Restriction Period on any Restricted Stock or Restricted Stock Units shall not lapse prior to a Participant's completion of one year of service to the Company or any Subsidiary following the grant date.
7.3    Additional Provisions Relating to Restricted Stock.
d.    Restrictions on Transferability.    Except as provided in Section 11.1 or in an Award Agreement, no Restricted Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the lapse of the Restriction Period. Thereafter, Restricted Stock may only be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable securities laws, the Award Agreement and any other agreement to which the Restricted Stock is subject. The Committee shall require that any stock certificates evidencing any Restricted Stock be held in the custody of the Secretary of the Company until the applicable Restriction Period lapses, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the shares covered by such Award. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Restricted Stock or any interest therein or any rights relating thereto without complying with the provisions of the Plan, including this Section 7.3, shall be void and of no effect.
e.    Legend.    Each certificate evidencing shares of Common Stock subject to an Award of Restricted Stock shall be registered in the name of the Participant holding such Restricted Stock and shall bear the legend (or similar legend) as specified in Section 6.3(b).
f.    Rights as a Stockholder.    Unless otherwise determined by the Committee at or after the grant date, a Participant holding outstanding Restricted Stock shall be entitled to (i) receive all dividends and distributions paid in respect of shares of Common Stock underlying such Award; provided that, if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares and other securities shall be subject to the same Restriction Period and other restrictions as apply to the Restricted Stock with respect to which they were paid, and (ii) exercise full voting rights and other rights as a stockholder with respect to the shares of Common Stock underlying such Award during the period in which such shares remain subject to the Restriction Period.
7.4    Additional Provisions Relating to Restricted Stock Units.
c.    Restrictions on Transferability.    Unless and until the Company issues a Participant shares of Common Stock in respect of his or her Award of Restricted Stock Units, no Restricted Stock Units may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated. Upon issuance of such shares and if such shares of Common Stock remain subject to the Restriction Period, such shares shall be subject to the provisions of Section 7.3 until the lapse of the Restriction Period. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Restricted Stock Units or any interest therein or any rights relating thereto without complying with the provisions of the Plan, including this Section 7.4, shall be void and of no effect.
d.    Rights as a Stockholder.    The Committee shall determine whether and to what extent Dividend Equivalents will be credited to the account of, or paid currently to, a Participant receiving an Award of Restricted Stock Units. Unless otherwise determined by the Committee at or after the grant date, (i) any cash Dividend Equivalents credited to the Participant's account shall be deemed to have been invested in additional Restricted Stock Units on the record date established for the related dividend or distribution in an amount equal to the greatest whole number which may be obtained by dividing (A) the value of such dividend or distribution on the record date by (B) the Fair Market Value of one share of Common Stock on such date, and such additional Restricted Stock Units shall be subject to the same terms and conditions as are applicable in respect of the Restricted Stock Units with respect to which such Dividend Equivalents were payable, and (ii) if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares and other securities shall be subject to the same Restriction Period and other restrictions as apply to the Restricted Stock Units with respect to which they were paid. Unless and until the Company issues a certificate or certificates to a Participant for shares of Common Stock in respect of his or her Award of Restricted Stock Units, or otherwise determined by the Committee at or after the grant date, a Participant holding outstanding Restricted Stock Units shall not be entitled to exercise any voting rights and any other rights as a stockholder with respect to the shares of Common Stock underlying such Award.
e.    Settlement of Restricted Stock Units.    Unless the Committee determines otherwise at or after the grant date, as soon as reasonably practicable after, but no later than sixty (60) days following, the lapse of the Restriction Period with respect to any Restricted Stock Units, the Company shall issue the shares of Common Stock underlying such Restricted Stock Unit (plus additional shares of Common Stock for each Restricted Stock Unit credited in respect of Dividend Equivalents) or, if the Committee so determines in its sole discretion, an amount in cash equal to the Fair Market Value of such shares of Common Stock.
7.5    Termination of Employment.    Unless otherwise determined by the Committee at or after the grant date, (i) if a Participant's employment is terminated due to his or her death or Disability during the Restriction Period, a pro rata portion of the shares of Common Stock underlying any Awards of Restricted Stock and Restricted Stock Units then held by such Participant shall no longer be subject to the Restriction Period, based on the number of months the Participant was employed during the applicable period, and all Restricted Stock and Restricted Stock Units for which the Restriction Period has not then lapsed shall be forfeited and canceled as of the date of such termination, and (ii) if a Participant's employment is terminated for any other reason during the Restriction Period, any Restricted Stock and Restricted Stock Units held by such Participant for which the Restriction Period has not then expired shall be forfeited and canceled as of the date of such termination.
ARTICLE 8
CHANGE IN CONTROL
8.1    In General.    Unless the Committee otherwise determines in the manner set forth in Section 8.4, upon the occurrence of a Change in Control, (i) all Options and Stock Appreciation Rights and Automatic Non-Employee Director Options shall become exercisable, (ii) the Restriction Period on all Restricted Stock and Restricted Stock Units shall lapse immediately prior to such Change of Control, (iii) shares of Common Stock underlying Awards of Restricted Stock Units shall be issued to each Participant then holding such Award immediately prior to such Change in Control or, at the discretion of the Committee (as constituted immediately prior to the Change in Control), (iv) each such Option, Stock Appreciation Right, Automatic Non-Employee Director Option and/or Restricted Stock Unit shall be canceled in exchange for an amount equal to the product of (A)(I) in the case of Options and Stock Appreciation Rights and Automatic Non-Employee Director Options, the excess, if any, of the product of the Change in Control Price over the exercise price for such Award, and (II) in the case of other such Awards, the Change in Control Price, multiplied by (B) the aggregate number of shares of Common Stock covered by such Award.
8.2    Performance Stock and Performance Units.    In the event of a Change in Control, (A) any Performance Period in progress at the time of the Change in Control for which Performance Stock or Performance Units are outstanding shall end effective upon the occurrence of such Change in Control and (B) all Participants granted such Awards shall be deemed to have earned a pro rata award equal to the product of (I) such Participant's target award opportunity with respect to such Award for the Performance Period in question and (II) the percentage of performance objectives achieved as of the date on which the Change in Control occurs or, at the discretion of the Committee (as constituted immediately prior to the Change in Control) (C) each such Performance Unit shall be canceled in exchange for an amount equal to the product of (I) the Change in Control Price, multiplied by (II) the aggregate number of shares of Common Stock covered by such Performance Unit. Any Performance Stock and Performance Units for which the applicable pro rated performance objectives have not been achieved shall be forfeited and canceled as of the date of such Change in Control.
8.3    Timing of Payments.    Payment of any amounts calculated in accordance with Sections 8.1 and 8.2 shall be made in cash or, if determined by the Committee (as constituted immediately prior to the Change in Control), in shares of the common stock of the New Employer having an aggregate fair market value equal to such amount and shall be payable in full, as soon as reasonably practicable, but in no event later than 30 days, following the Change in Control. For purposes hereof, the fair market value of one share of common stock of the New Employer shall be determined by the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control), in good faith.
8.4    Alternative Awards.    Notwithstanding Section 8.1, no cancellation, termination, acceleration of exercisability or vesting, lapse of any Restriction Period or settlement or other payment based on a Change in Control shall occur with respect to any outstanding Award (other than an award of Performance Stock or Performance Units), if the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control) reasonably determines, in good faith, prior to the Change in Control that such outstanding Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award being hereinafter referred to as an "Alternative Award") by the New Employer, provided that any Alternative Award must:
d.    be based on shares of common stock that are traded on an established U.S. securities market;
e.    provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to the rights, terms and conditions applicable under such Award, including, but not limited to, a substantially equivalent exercise or vesting schedule and substantially equivalent timing and methods of payment;
f.    have substantially equivalent economic value to such Award (determined at the time of the Change in Control);
g.    have terms and conditions which provide that in the event that the Participant suffers an involuntary termination within two years following the Change in Control any conditions on the Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award held by such Participant shall be waived or shall lapse, as the case may be; and
h.    be granted in compliance with Section 1.409A(b)(5)(v)(D) of the Regulations so as not to be treated as providing for the deferral of compensation.
8.5    Termination of Employment Prior to Change in Control.    In the event that any Change in Control occurs, any Participant whose employment is terminated due to death or Disability, on or after the date, if any, on which the stockholders of the Company approve such Change in Control transaction, but prior to the consummation thereof, shall be treated, solely for purposes of this Plan (including, without limitation, this Article 8), as continuing in the Company's employment until the occurrence of such Change in Control, and to have been terminated immediately thereafter.
ARTICLE 9
STOCKHOLDER RIGHTS
Notwithstanding anything to the contrary in the Plan, no Participant or Permitted Transferee shall have any voting or other rights as a stockholder of the Company with respect to any Common Stock covered by any Award until the issuance of Common Stock to the Participant or Permitted Transferee. Except as otherwise provided in this Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

ARTICLE 10
EFFECTIVE DATE, AMENDMENT, MODIFICATION,
AND TERMINATION OF PLAN
The effective date of the Plan, as amended and restated herein, is December 11, 2012. The Plan was originally adopted by the Board on March 3, 2004, and was most recently approved by the stockholders of the Company at the annual stockholders meeting in May 2009. The Plan shall continue in effect, unless sooner terminated pursuant to this Article 10, until the tenth anniversary of the date on which it was originally adopted by the Board (except as to Awards outstanding on that date). The Board may at any time, subject to Code Section 409A and other applicable laws, terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided that without the approval by a majority of the votes cast at a meeting of stockholders at which a quorum representing a majority of the shares of the Company entitled to vote generally in the election of Directors is present in person or by proxy, no amendment or modification to the Plan may (i) materially increase the benefits accruing to Participants under the Plan, (ii) except as otherwise expressly provided in Section 4.4, increase the number of shares of Common Stock subject to the Plan or the individual Award limitations specified in Section 4.3, (iii) modify the requirements for participation in the Plan or (iv) extend the term of the Plan. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award previously granted under the Plan, without the consent of the Participant.
ARTICLE 11
MISCELLANEOUS PROVISIONS
11.1    Nontransferability of Awards.    No Award shall be assignable or transferable except by beneficiary designation, will or the laws of descent and distribution; provided that the Committee may permit (on such terms and conditions as it shall establish) in its sole discretion a Participant to transfer an Award (other than an ISO) for no consideration to a Permitted Transferee. . Except to the extent required by law, no Award shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant or, if applicable, his or her Permitted Transferee(s). The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the Plan and the agreement or agreements between the Participant and the Company.
11.2    Beneficiary Designation.    Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. The spouse of a married Participant, domiciled in a community property jurisdiction, shall join in any designation of a beneficiary other than such spouse. In the absence of any beneficiary designation, or if all designated beneficiaries of a Participant predecease the Participant, benefits remaining unpaid at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by his or her estate.
11.3     No Guarantee of Employment or Participation.    Participation in the Plan is voluntary. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor to confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. For certainty, the Plan will not be deemed to constitute a contract between the Company and any Participant or to be in consideration of or an inducement for the engagement, appointment, employment, continued engagement, continued appointment or continued employment of any Participant. Except as otherwise provided in Section 5.6, no Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.
11.4    Tax Withholding.    The Company shall have the right and power to deduct from all amounts paid to a Participant in cash or shares (whether under this Plan or otherwise) or to require a Participant to remit to the Company promptly upon notification of the amount due, an amount (which may include shares of Common Stock) to satisfy the minimum federal, state or local or foreign taxes or other obligations required by law to be withheld with respect thereto with respect to any Award under this Plan. In the case of any Award satisfied in the form of shares of Common Stock, no shares of Common Stock shall be issued unless and until arrangements satisfactory to the Committee shall have been made to satisfy the statutory minimum withholding tax obligations applicable with respect to such Award. The Company may defer payments of cash or issuance or delivery of Common Stock until such requirements are satisfied. Without limiting the generality of the foregoing, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, shares of Common Stock (including shares of Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld (provided that such amount shall not be in excess of the minimum amount required to satisfy the statutory withholding tax obligations).
11.5    Compliance with Legal and Exchange Requirements.    The Plan, the granting, vesting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Common Stock is listed. The Company, in its discretion, may postpone the granting, vesting, exercising and settlement of Awards, the issuance or delivery of shares of Common Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such shares or other required action under any law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of shares of Common Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the vesting, exercise or settlement of any Award or to otherwise sell or issue shares of Common Stock in violation of any such laws, rules or regulations, and any postponement of the vesting, exercise or settlement of any Award under this provision shall not extend the term of such Award. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or shares of Common Stock issuable thereunder) that shall lapse because of such postponement. Notwithstanding any other provision of the Plan, and without limitation to the foregoing provisions, Canadian Participants may not be able to resell the securities they acquired under the Plan unless an exemption from the prospectus and registration requirements of Canadian securities laws is available or unless certain conditions are met.
11.6    Indemnification.    Each person who is or shall have been a member of the Committee, a delegate of the Committee or a member of the Board shall be indemnified and held harmless, to the full extent permitted by law, by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan (provided that such action or failure to act was in good faith) and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-laws, by contract, as a matter of law or otherwise.
11.7     No Limitation on Compensation.    Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.
11.8    409A Compliance.    The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A of the Code. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to such Section 409A. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event such Section 409A applies to any such Award in a manner that results in adverse tax consequences for a Participant or any of his or her beneficiaries or transferees.

11.9    Governing Law.    Except where preempted by law, the Plan and any Award Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to principles of conflict of laws which would require application of the law of another jurisdiction.
11.10    Severability; Blue Pencil.    In the event that any one or more of the provisions of this Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. If, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.
11.11    No Impact on Benefits.    Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant's right under any such plan, policy or program.
11.12    No Constraint on Corporate Action.    Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets or (ii) to limit the right or power of the Company or any Subsidiary to take any action which such entity deems to be necessary or appropriate.
11.13    Headings and Captions.    The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.
IN WITNESS WHEREOF, the Company has executed this Plan on the 11th day of December, 2012.
CABELA'S INCORPORATED, a Delaware corporation

By:     /s/ Thomas L. Millner______________
Thomas L. Millner
President and Chief Executive Officer